22632 Golden Springs Dr. #100 Diamond Bar, CA 91765 Tel: 909.861.5588 Fax: 909.861.0288

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Mr. Aizhong An and
Shareholders of Taiyuan Rongan Business Trading Company Ltd.

We have audited the accompanying consolidated balance sheet of Taiyuan Rongan Business Trading Company Ltd. and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for the years then ended. Taiyuan Rongan Business Trading Company Ltd. and Subsidiaries’ management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Taiyuan Rongan Business Trading Company Ltd. and Subsidiaries as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ United International Accountancy Corp.
United International Accountancy Corp.
Diamond Bar, California
May 2, 2008

TAIYUAN RONGAN BUSINESS TRADING COMPANY LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	December 31,
ASSETS	2007	2006

Cash	$1,184,621	$1,676,718
Other receivables, net of allowance for doubtful accounts $74,713
and $69,835, respectively	8,947	53,629
Other receivables from related parties	92,634	-
Loan receivables	-	104,775
Loan receivables from related parties	-	55,652
Interest receivables from related parties	9,160	3,589
Notes receivable from related parties	137,088	-
Prepaid expenses	22,179	138,971
Advances to suppliers	10,885,969	12,165,532
Total current assets	12,340,598	14,198,866

Fixed Assets, net	58,139,771	42,346,089
Intangibel Assets, net	10,288,717	8,286,964

Total Assets	$80,769,086	$64,831,919

LIABILITIES AND SHAREHOLDERS' EQUITY

Loans payable - current	$1,985,030	$1,729,860
Loans payable to related parties - current	358,548	98,666
Construction Payable	3,095,639	3,862,272
Accrued expenses	205,627	214,728
Income tax payable	229,343	22,846
Other Payable	495,774	655,186
Deferred revenue - current	9,530,814	6,244,158
Total current liabilities	15,900,775	12,827,716

Loans payabe - noncurrent	-	131,982
Loans payable to related party - noncurrent	-	192,207
Deferred revenue - noncurrent	29,501,367	22,378,144

Total liabilities	45,402,142	35,530,049

Minority interest	7,159,250	6,457,105

Shareholders' capital	9,134,326	8,665,971
Retained Earnings	17,115,130	12,847,984
Accumulated other comprehensive income	1,958,238	1,330,810
Total shareholders' equity	28,207,694	22,844,765

Total Liabilities & Shareholders' Equity	$80,769,086	$64,831,919

The accompanying notes are an integral part of these consolidated financial statements.

TAIYUAN RONGAN BUSINESS TRADING COMPANY LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2007	2006

NET REVENUE
Rental revenue	$7,102,757	$7,621,848
Management services	5,681,368	4,280,103
Total net revenue	12,784,125	11,901,951

OPERATING EXPENSES (INCOME)
General and administrative expenses	6,726,211	7,065,352
Total operating expenses	6,726,211	7,065,352

INCOME FROM OPERATIONS	6,057,914	4,836,599

NON-OPERATING INCOME (EXPENSES)
Interest income	16,789	6,986
Other income	2,473	77,964
Interest expense	(243,721)	(187,099)
Other expense	(159,792)	(19,463)

Total non-operating expenses	(384,251)	(121,612)

NET INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	5,673,663	4,714,987

PROVISION FOR INCOME TAXES	66,375	31,980

NET INCOME BEFORE MINORITY INTEREST	5,607,288	4,683,007

MINORITY INTEREST	1,340,142	1,142,644

NET INCOME	$4,267,146	$3,540,363

The accompanying notes are an integral part of these consolidated financial statements.

TAIYUAN RONGAN BUSINESS TRADING COMPANY LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME

			Accumulated
			Other	Total
	Shareholders'	Retained	Comprehensive	Shareholders'
	Capital	Earnings	Income	Equity

Balance at December 31, 2005	$2,252,129	$9,307,621	$703,986	$12,263,736

Net earnings for the year ended December 31, 2006		3,540,363		3,540,363

Net changes in foreign currency translation adjustment			626,824	626,824

Capital contribution	6,413,842			6,413,842

Balance at December 31, 2006	8,665,971	12,847,984	1,330,810	22,844,765

Net income for the year ended December 31, 2007		4,267,146		4,267,146

Net changes in foreign currency translation adjustment			627,428	627,428

Capital contribution	468,355			468,355

Balance at December 31, 2007	$9,134,326	$17,115,130	$1,958,238	$28,207,694

The accompanying notes are an integral part of these consolidated financial statements.

TAIYUAN RONGAN BUSINESS TRADING COMPANY LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,267,146	$3,540,363
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation & amortization	1,754,540	1,618,769
Minority interest	1,340,142	1,142,644
Loss on disposal of property and equipment	-	9,431
Bad debt expense	-	68,362

Decrease (increase) in current assets:
Other receivable	13,385	(65,591)
Other receivable from related parties	(88,844)	-
Interest receivable from related parties	(5,102)	(3,514)
Advances to suppliers	-	(8,129,772)
Prepaid expenses	121,323	(41,603)
Increase (decrease) in liabilities:
Construction payable	(993,993)	-
Other payable	(196,779)	(163,217)
Tax payable	196,518	(561,548)
Accrued expense	(23,112)	(374,387)
Deferred revenue	5,332,693	375,550

Net cash provided by (used in) operating activities	11,717,917	(2,584,513)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquistion of property & equipment	(13,870,587)	(434,997)
Proceeds from loan receivables from employees	33,062	544,224
Proceeds from loan receivables from related parties	266,522	4,102,535
Proceeds from loan receivables from others	107,506	1,464,206
Advance to related parties for notes receivable	(131,479)	-

Net cash used in investing activities	(13,594,976)	5,675,968

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans payable	1,330,185	-
Repayments of loans payable	(775,724)	(4,160,076)
Proceeds from loans from related parties	738,314	-
Repayments of advances from customers	-	(111,049)

Net cash provided by financing activities	1,292,775	(4,271,125)

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	92,187	70,830

NET DECREASE IN CASH & CASH EQUIVALENTS	(492,097)	(1,108,840)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	1,676,718	2,785,558

CASH & CASH EQUIVALENTS, ENDING BALANCE	$1,184,621	$1,676,718

The accompanying notes are an integral part of these consolidated financial statements.

TAIYUAN RONGAN BUSINESS TRADING COMPANY LTD. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Taiyuan Rongan Business Trading Limited Company (“TRBT” or “the Company”) is engaged in the business of leasing the units of shopping malls to commercial tenants for retail, wholesale and distribution of clothes, shoes, cosmetics, beddings, etc.

Yudu Minpin Shopping Mall (“Yudu”), Taiyuan Clothing City, also known as Xicheng Shopping Mall (“Xicheng”), Jingpin Clothing City (“Jingpin”), Longma Shopping Mall (“Longma”), and Xindongcheng Clothing Distribution Mall (“Xindongcheng”) were owned by Taiyuan Clothing City Group (TCCG) (Predecessor Company) prior to May, 2003.  During the year 2003, these five shopping malls were acquired by individuals and incorporated as five separate business entities.  In January, 2005, Taiyuan Clothing City Group (TCCG) reacquired 51% ownership for each of five shopping malls from the individual shareholders and increased its ownership to 76.1%.

In December 2005, TRBT related to Taiyuan Clothing City Group (TCCG) through common ownership was incorporated. In December 2005, TRBT acquired all the shares owned by TCCG for five shopping malls. All five shopping malls are located in the city of Taiyuan, Shanxi Province, China.

On November 12, 2007, TRBT entered into a Stock for Stock Equivalent Exchange Agreement and Plan (the “Agreement”) with China Growth Development, Inc. (“CGDI”, formerly “Teeka Tan Products, Inc.”), a U.S. public company incorporated in Boca Raton, Florida.  All of TRBT’s current capital contributors pursuant to which at closing will assign 80% of the 100% of capital contributions in TRBT to CGDI in exchange for an aggregate of 31,500,000 shares of CGDI’s common stock and common stock purchase warrants to purchase an aggregate of 1,400,000 shares of CGDI’s common stock at an exercise price of $0.50 per share which will be issued after the reverse stock split at CGDI.

Under the terms of the Agreement, as a condition precedent to closing, CGDI must undertake a one for 100 (1:100) reverse stock split of outstanding common stock, which had taken effect on December 13, 2007.  TRBT must have received and delivered documentation of the approvals for the transaction from the various divisions of the Chinese government precedent to closing. In anticipation of the closing, Messrs. Brian John and Richard A. Miller, CGDI’s executive officers and directors, have terminated their employment agreements and forgiven all accrued but unpaid compensation due each of them.  In addition, it is a condition of closing of the Agreement that an outstanding $200,000 principal amount convertible promissory note of CGDI be satisfied prior to closing by issuing 2,590,934 shares of CGDI’s common stock (post-split).  The closing of the Agreement is also subject to customary closing conditions.  The closing of the Agreement will result in a change of control of CGDI and at closing, CGDI’s executive officers and directors will resign and executive officers and directors designated by TRBT will be elected. CGDI will also issue Mirador Consulting, an affiliate of Messrs. John and Miller, a one year common stock purchase warrant to purchase 500,000 shares of CGDI’s common stock at an exercise price of $1.00 per share.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Our functional currency is the Chinese Renminbi; however the accompanying financial statements have been translated and presented in United States Dollars ($).

TAIYUAN RONGAN BUSINESS TRADING COMPANY LTD. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Property and equipment

Machinery and Equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of auto is provided using the straight-line method over 5 to 20 years. Depreciation of furniture is provided using the straight-line method over 5 to 10 years. Depreciation of machinery and equipments is provided using the straight-line method over 3 to 30 years. Depreciation of building is provided using the straight-line method over 30 to 40 years. At December 31, 2007 and 2006, the following were the details of the property and equipment:

	2007	2006
Auto	$889,116	$760,934
Machinery & equipment	3,888,599	3,590,215
Building	62,241,609	44,774,600
	67,019,324	49,125,749
Less: Accumulated depreciation	(8,879,553)	(6,779,660)
Net	$58,139,771	$42,346,089

Depreciation expense for the years ended December 31, 2007 and 2006 was $1,530,146 and $1,449,785, respectively.

Long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2007, there were no significant impairments of its long-lived assets.

TAIYUAN RONGAN BUSINESS TRADING COMPANY LTD. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue recognition and deferred revenue

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Revenue is recognized when services are rendered to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as deferred revenue.

The Company has two major sources of revenue, including rental revenue and management services revenue. Rent covering the entire lease period is generally collected up front from the tenants upon signing the lease agreements, and recorded as deferred revenue. Rental revenue is then recognized over the respective lease term, generally on a monthly basis. Deferred revenue is classified as current and non-current based on the length of maturities. In addition to rental revenue, the Company charges management services fee from its tenants based on the size of the leasing unit. Such management services fee is generally collected once a month, or once every two to three months at certain locations. Fees collected in advance to the months of services being performed will be deferred and recognized as income in the later period being earned.

As of December 31, 2007 and 2006, current deferred revenue was $9,530,814 and $6,244,158, whereas non-current deferred revenue was $29,501,367 and $22,378,144, respectively.

Stock-based compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”), an amendment of FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). SFAS 123R is focused primarily on accounting for share-based compensation. This Statement requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. SFAS 123R requires measurement of fair value of employee stock options using an option pricing model that takes into account the awarded options’ unique characteristics. SFAS 123R requires charging the recognized cost to expense over the period the employee provides services to earn the award, generally the vesting period for the award.

SFAS 123R’s measurement requirements for employee stock options are similar to those of SFAS 123, which is the basis for the pro forma stock-based compensation disclosure. However, SFAS 123R requires:

▪
initial and ongoing estimates of the amount of shares that will vest - SFAS 123 provided entities the option of assuming that all shares would vest and then “truing-up” compensation cost and expense as shares were forfeited.

▪	adjusting the cost of a modified award with reference to the difference in the fair value of the modified award to the initial award at the date of modification of the award.

TAIYUAN RONGAN BUSINESS TRADING COMPANY LTD. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

As of December 31, 2007 and 2006, the Company had not issued any stock options given the Company’s corporate formation as a limited company.  Therefore, the adoption of SFAS 123R did not have a material impact on the Company’s financial statements.

Income taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), effective January 1, 2007. FIN 48 was issued to clarify the requirements of SFAS No. 109 relating to the recognition of income tax benefits. FIN 48 provides a two-step approach to recognizing and measuring tax benefits when the benefits’ realization is uncertain. The first step is to determine whether the benefit is to be recognized; the second step is to determine the amount to be recognized:

▪
Income tax benefits should be recognized when, based on the technical merits of a tax position, the entity believes that if a dispute arose with the taxing authority and were taken to a court of last resort, it is more likely than not (i.e. a probability of greater than 50 percent) that the tax position would be sustained as filed; and

▪
If a position is determined to be more likely than not of being sustained, the reporting enterprise should recognize the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with the taxing authority.

As a result of the implementation of FIN 48, the company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48.  The Company recognized no material adjustments to liabilities or stockholders’ equity in lieu of the implementation.  The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

Segment reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's consolidated financial statements as the Company operates in one reportable business segment – leasing units of shopping malls to commercial tenants for retail, wholesale, and distribution of clothes, shoes, cosmetics, beddings, etc.

TAIYUAN RONGAN BUSINESS TRADING COMPANY LTD. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

The company’s revenue is composed to rental revenue and management services revenue. The rental revenue amounted to $7,102,757 and $7,621,848 for the years ended December 31, 2007 and 2006, respectively. The management services revenue amounted to $5,681,368 and $4,280,103 for the years ended December 31, 2007 and 2006, respectively.

Foreign currency transactions and comprehensive income

Assets and liabilities in foreign currency are recorded at the balance sheet date at the rate prevailing on that date. Items entered on the income statement are recorded at the average exchange rate. Gains or losses on foreign currency transactions are reflected on the income statement. Gains or losses on financial statement translation from foreign currency are recorded as separate components in the equity section of the balance sheet, under comprehensive income translation gain. The functional currency of the Company is the Chinese Renminbi. Translation gains of $1,958,238 and $1,330,810 at December 31, 2007 and 2006 were classified as an item of other comprehensive income in the stockholders’ equity section of the consolidated balance sheet. During the years ended December 31, 2007 and 2006, other comprehensive income in the consolidated statements of income and other comprehensive income included translation gains of $627,428 and $626,824, respectively.

Statement of cash flows

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent pronouncements

In September 2006, FASB issued SFAS 157, “Fair Value Measurements”.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of this Statement will change current practice.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2006, and interim periods within those fiscal years.  The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

In September 2006, FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)”.  This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2006.

TAIYUAN RONGAN BUSINESS TRADING COMPANY LTD. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

1.    A brief description of the provisions of this Statement
2.    The date that adoption is required
3.    The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

In February 2007, FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. SFAS No. 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. This pronouncement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations” (“SFAS 141R). SFAS 141R changes how a reporting enterprise accounts for the acquisition of a business. SFAS 141R requires an acquiring entity to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions, and applies to a wider range of transactions or events. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008 and early adoption and retrospective application is prohibited. The Company is currently assessing the impact of SFAS 141R on its financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is an amendment of Accounting Research Bulletin (“ARB”) No. 51. This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest. This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently assessing the impact of SFAS No. 160 on its financial position and results of operations.

TAIYUAN RONGAN BUSINESS TRADING COMPANY LTD. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation.

3.	PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of TRBT and its 76.1 % owned five subsidiaries (Yudu, Xicheng, Jingpin, Longma and Xidongcheng), which were 100% owned by the predecessor companies during the year 2003 and 2004 (See note 1).  All significant inter-company accounts and transactions have been eliminated in consolidation.

4.	ADVANCES TO SUPPLIERS

Advances to suppliers amounted to $10,885,969 and $12,165,532 as of December 31, 2007 and 2006, respectively.  The advances mainly included payments made to purchase a building under an agreement.  The title of the building is in the process of transfer to the Company.

5.	INTANGIBLE ASSETS

The Company’s all five subsidiaries are located in Taiyuan City, Shanxi Province, People’s Republic of China.  At November, 2005, the five subsidiaries acquired the right to use the land from Haozhuang village government.  Per the People's Republic of China's governmental regulations, the Government owns all land. The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over a period of 36 to 50 years.

Net intangible assets at December 31, 2007 and 2006 were as follows:

	2007	2006
Rights to use land	$10,756,652	$8,459,590
Less Accumulated amortization	(467,935)	(172,626)
	$10,288,717	$8,286,964

Amortization expense for the Company’s intangible assets for the years ended December 31, 2007 and 2006 was $224,394 and $168,984, respectively.

Amortization expense for the Company’s intangible assets over the next five years is estimated to be:

2008	$224,395
2009	224,395
2010	224,395
2011	224,395
2012 and thereafter	9,391,137
$10,288,717

TAIYUAN RONGAN BUSINESS TRADING COMPANY LTD. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

6.	CONSTRUCTION PAYABLE

As of December 31, 2007 and 2006, construction payable amounted to $3,095,639 and $3,862,272, respectively.  The Company’s construction payable consists primarily of amounts payable for the construction of shopping mall.

7.	LOANS PAYABLE

As of December 31, 2007 and 2006, loans payable consists the following:

	2007		2006
	Amount	Annual Interest Rate	Amount	Annual Interest Rate
Individuals	$1,573,767	8.37%-10.29%	$1,345,447	8.37%-9.30%
Bank	411,263	10.29%	384,413	10.70%
Related parties	358,548	10.29%	98,666	10.90%
Total current	$2,343,578		$1,828,526

Individuals	$-		$131,982	8.37%
Related parties	-		192,207	8.37%
Total non-current	$-		$324,189

Current loans payable include the following items:

Loans payables to individuals amounted to $1,573,767 and $1,345,447 at December 31, 2007 and 2006, respectively.  These loans are due to unrelated parties, due within one year, unsecured, and with an annual interest rate of 8.37%-10.29%.

Loans payable to related parties amounted to $358,548 and $98,666 at December 31, 2007 and 2006, respectively.  One of these loans in the amount of $205,632 is secured by the building of Longma Shopping Mall.  The other ones are unsecured, due within one year, with an annual interest rate of 10.29%-10.90%.

Loans payable to the bank amounted to $411,263 and $384,413 at December 31, 2007 and 2006, respectively.  This loan is due within one year, unsecured, and within an annual interest rate of 10.29%-10.70%.

Non-current loans payable include two loans payable to individuals and one loan payable to related parties as of December 31, 2006.  The two non-current loans payable to individuals amounted to $131,982, are due to unrelated parties, unsecured, due December 31, 2008, and within an annual interest rate of 8.37%.  The non-current loans payable to related parties amounted to $192,207 at December 31, 2006, which was secured by the building of Longma Shopping Mall.  It is due December 31, 2008 within an annual interest rate of 8.37%

TAIYUAN RONGAN BUSINESS TRADING COMPANY LTD. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

8.	MINORITY INTEREST

The amount represents the minority shareholders’ interest in Yudu Minpin Shopping Mall (“Yudu”), a 76.1% owned subsidiary,  the minority shareholders’ interest in Taiyuan Clothing City, also known as Xicheng Shopping Mall (“Xicheng”), a 76.1 % owned subsidiary, the minority shareholders’ interest in Jingpin Clothing City (“Jingpin”), a 76.1 % owned subsidiary, the minority shareholders’ interest  in Longma Shopping Mall (“Longma”), a 76.1 % owned subsidiary, and the minority shareholders’ interest  in Xindongcheng Clothing Distribution Mall (“Xindongcheng”), a 76.1 % owned subsidiary.  All the minority shareholders in each of these five subsidiaries are related parties of the Company.

9.	RELATED PARTY TRANSACTIONS

The parties include shareholders of TRBT and entities related through one common individual shareholder who is a majority shareholder in all the related entities.

Other receivables from related parties amounted to $92,634 and $0 as of December 31, 2007 and 2006, respectively.

Loan receivables from related parties amounted to $0 and $55,652 as of December 31, 2007 and 2006, respectively.

Notes receivable from related party amounted to $137,088 and $0 as of December 31, 2007 and 2006, respectively.  Interest will be computed based on equivalent bank loan APR.  The term is from February 8, 2007 to February 7, 2008.

Loans from related parties amounted to $358,548 and $290,873 as of December 31, 2007 and 2006, respectively.  Interest rates ranged from 8.37% to 10.70% per annum.  All loans mature within one year.  One of these loans in the amount of $205,632 was collateralized by the building of Longma Shopping Mall.

10.	INCOME TAX

The Company is governed by the Income Tax Law of the PRC concerning Chinese registered limited liability company. Under the Income Tax Laws of the PRC, Chinese enterprises are generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments, unless the enterprise is located in a specially designated region for which more favorable effective tax rates are applicable. The tax on the Company’s income before income taxes for the years ended December 31, 2007 and 2006 differs from the theoretical amount that would arise using the statutory tax rate in the PRC applicable to the Company as follows:

	2007	2006
Income before income taxes	$5,673,663	$4,714,987
Tax calculated at a tax rate of 33%	$1,872,309	1,555,946
Net tax effect of income/expenses not subject to/deductible for tax purposes	(1,805,934)	(1,523,966)
Tax charge	$66,375	$31,980

TAIYUAN RONGAN BUSINESS TRADING COMPANY LTD. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

11.	SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $205,521 and $228,052 for interest for the years ended December 31, 2007 and December 31, 2006, respectively. The Company paid $66,375 and $9,622 for income taxes for the years ended December 31, 2007 and December 31, 2006, respectively.